Exhibit 99.16(16)

FORETHOUGHT VARIABLE INSURANCE TRUST

Powers of Attorney

Each of the undersigned persons, including each of the members of the Board of Trustees of Forethought Variable Insurance Trust (the “Trust”), do hereby severally constitute and appoint as his/her attorney-in-fact Robert M. Arena Jr., Eric Todd, and Sarah M. Patterson, Esq., to sign on his/her behalf the Trust’s Registration Statement on Form N-14 relating to the proposed reorganizations listed below and any amendments to such Registration Statement, including pre-effective amendments and post-effective amendments, with all exhibits thereto, and to file the same documents with the U.S. Securities and Exchange Commission, and any other forms of documents, and to perform any and all such acts as such attorney-in-fact may deem necessary or advisable to comply with the applicable laws of the United States, any individual state or similar jurisdiction of the United States, and in connection therewith granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as the Trust and undersigned person might or could do herself, himself or itself or in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

•                  Global Atlantic Goldman Sachs Dynamic Trends Allocation Portfolio, a series of the Trust, with and into Global Atlantic Balanced Managed Risk Portfolio, a series of the Trust; and

•                  Global Atlantic PIMCO Tactical Allocation Portfolio, a series of the Trust, with and into Global Atlantic Wellington Research Managed Risk Portfolio, a series of the Trust

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument. As to each of the undersigned persons, this Power of Attorney shall be valid from the date opposite their name until revoked by such individual.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney to be effective as of the date opposite their name.

/s/ Robert M. Arena Jr.	Trustee	June 1, 2021
Robert M. Arena Jr.

/s/ Eric Todd	President and Chief Executive Officer	June 1, 2021
Eric Todd

/s/ Trent Statczar	Treasurer, Principal Financial Officer and Principal Accounting Officer	June 1, 2021
Trent Statczar

/s/ Joseph Breslin	Trustee	June 1, 2021
Joseph Breslin

/s/ Mark Garbin	Trustee	June 1, 2021
Mark Garbin

/s/ Mitchell E. Appel	Trustee	June 1, 2021
Mitchell E. Appel

/s/ Barrie Ribet	Trustee	June 1, 2021
Barrie Ribet